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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    DECEMBER 6, 1996

                       PERSONAL DIAGNOSTICS, INCORPORATED
             (Exact name of registrant as specified in its charter)

        New Jersey                   0-10128                22-2325136
(State or other jurisdiction        Commission             IRS Employer
     of incorporation)              File Number         Identification No.

 3  Entin Road, Parsippany, New Jersey                     07054
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:  (201) 952-9000

                                       N/A
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

         Personal Diagnostics, Incorporated (the "Company") in a Form 8-K filing dated December 4, 1996 called attention to a decision by the Company to remove a 25 percent guideline on the percentage of the Company's assets and net worth which may be exposed to loss in speculative trading.

         The Company noted that Management believed the Stock Market to be seriously over-priced and wished to capitalize on this situation by shorting the market somewhat in excess of this guideline.

         The Company noted that at the close of business December 4, 1996 the Company would realize a loss of approximately $350,000 should it liquidate its positions on that day.

         On December 6, 1996, Management's judgment of the market was confirmed and the Company liquidated all trading positions. The Company realized a non-recurring pre-tax gain of
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approximately $425,000 which will be reflected in the Company's results for its first fiscal 1997 Quarter ending December 31, 1996.

         The Company does not expect to engage in any trading activities for the balance of this Quarter and subsequently intends to limit its potential loss from trading activities to no more than 20 percent of net worth.

         The Company's primary focus is to enlarge its standard commercial operations by an acquisition, combination, or start-up operation. This issue will be discussed in more complete detail in the Company's 10-K Annual Report on Form 10-K to be filed shortly with the Securities and Exchange Commission.

         At December 9, 1996 the Company's assets were held exclusively in U.S. Treasury Bills, Cash and Real Estate held for improvement and sale.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PERSONAL DIAGNOSTICS, INCORPORATED



Dated: December 9, 1996                By:   /s/ John H. Michael
                                           ---------------------
                                           John H. Michael, Chairman
                                           President and Chief Executive Officer


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